                                                                    Exhibit 10.9


                                                                  EXECUTION COPY






                          EXCESS STOCK TRUST AGREEMENT



                                  BY AND AMONG



                            VENCOR, INC., as Settlor,


                                  VENTAS, INC.


                                       AND

                    STATE STREET BANK AND TRUST COMPANY, N.A.
                                   as Trustee



                                 April 20, 2001

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                Page
ARTICLE I        DEFINITIONS...................................................................  2

   Section 1.1.  Definitions...................................................................  2

ARTICLE II       ESTABLISHMENT OF TRUST........................................................  3

   Section 2.1.  Establishment of the Trust....................................................  3

   Section 2.2.  Trustee Powers and Distributions from the Trust...............................  4

   Section 2.3.  Trustee Owner of Trust Assets.................................................  4

   Section 2.4.  Costs and Expenses of the Trustee.............................................  4

   Section 2.5.  Filing of Agreements..........................................................  4

   Section 2.6.  Notification of Occurrence of Effective Date..................................  4

ARTICLE III      INTERESTS.....................................................................  5

   Section 3.1.  Designation of Beneficiary....................................................  5

   Section 3.2.  Records Relating to Beneficiary and Interests.................................  5

   Section 3.3.  Joint Beneficiaries...........................................................  5

   Section 3.4.  Act of Beneficiary............................................................  5

ARTICLE IV       VOTING AND TRANSFER OF TRUST ASSETS...........................................  6

   Section 4.1.  Voting........................................................................  6

   Section 4.2.  Transfer of Trust Assets......................................................  7

   Section 4.3.  NYSE Transactions.............................................................  7

   Section 4.4.  Restricted Securities.........................................................  7

   Section 4.5.  Distribution of Shares........................................................  8

ARTICLE V        POWERS AND DUTIES OF THE TRUSTEE..............................................  8

   Section 5.1.  Limits on Trustee's Powers....................................................  8

   Section 5.2.  Execution by Trustee..........................................................  8

   Section 5.3.  Tax Returns and Reports.......................................................  8

   Section 5.4.  Reporting and Other Informational Requirements; Tax Indemnification...........  9

ARTICLE VI       DIVIDENDS AND DISTRIBUTIONS................................................... 10

   Section 6.1.  Dividends and Distributions................................................... 10

   Section 6.2.  Dividends Other Than Liquidating Distributions................................ 10

   Section 6.3.  Liquidating Distributions and Sale Proceeds................................... 10

                                      (i)

                              TABLE OF CONTENTS
                                  (continued)


                                                                                                Page
ARTICLE VII      THE TRUSTEE..................................................................  11

   Section 7.1.  Qualifications of Trustee....................................................  11

   Section 7.2.  Expenses.....................................................................  11

   Section 7.3.  Compensation.................................................................  11

   Section 7.4.  Ventas and Vencor Loans to the Trust.........................................  11

   Section 7.5.  Resignation and Removal of Trustee; Appointment of Successor Trustee.........  11

   Section 7.6.  Acceptance of Appointment by Successor.......................................  12

   Section 7.7.  Merger, Conversion, Consolidation or Succession to Business..................  12

   Section 7.8.  Collection of Claims by Trust................................................  13

   Section 7.9.  No Liability of Beneficiary..................................................  13

   Section 7.10. Liability of the Trustee.....................................................  13

   Section 7.11. Responsibilities of Trustee..................................................  14

ARTICLE VIII     TERMINATION..................................................................  15

   Section 8.1.  Termination of the Trust.....................................................  15

   Section 8.2.  Actions of Trustee upon Termination..........................................  15

   Section 8.3.  Termination of Obligations of the Trustee....................................  15

ARTICLE IX       AMENDMENT....................................................................  16

   Section 9.1.  Amendments...................................................................  16

   Section 9.2.  Trustee Not Required to Enter into Any Amendments............................  16

ARTICLE X        ACCOUNTING...................................................................  16

   Section 10.1. Accounting...................................................................  16

   Section 10.2. Lost Beneficiary.............................................................  17

ARTICLE XI       MISCELLANEOUS................................................................  17

   Section 11.1. Successors and Assigns; Third Party Beneficiaries; Limitation on Liability...  17

   Section 11.2. Payment of Costs for Frivolous Claims........................................  18

   Section 11.3. Notices......................................................................  18

   Section 11.4. Mailing to Beneficiary.......................................................  19

   Section 11.5. Governing Law................................................................  19

   Section 11.6. Waivers......................................................................  19

                                      (ii)

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
   Section 11.7.  Reproduction of Documents....................................................  20

   Section 11.8.  Dispute Resolution...........................................................  20

   Section 11.9.  Consent to Jurisdiction and Service..........................................  20

   Section 11.10. Waiver of Jury Trial.........................................................  20

   Section 11.11. Force Majeure................................................................  21

   Section 11.12. Counterparts.................................................................  21

   Section 11.13. Entire Agreement.............................................................  21

   Section 11.14. Descriptive Headings.........................................................  21

   Section 11.15. Severability.................................................................  21

                                     (iii)

                          EXCESS STOCK TRUST AGREEMENT

           THIS EXCESS STOCK TRUST AGREEMENT, dated as of April 20, 2001, is made and entered into by and among Vencor, Inc. (to be renamed "Kindred Healthcare, Inc."), a Delaware corporation ("Vencor" or "Settlor"), Ventas, Inc., a Delaware corporation ("Ventas"), State Street Bank and Trust Company, N.A., a national banking association, as trustee and any Transfer Agent that may from time to time become a party to this Agreement.

                                   WITNESSETH:

           WHEREAS, as of the date hereof, Tenet Healthcare Corporation ("Tenet") beneficially owns over nine percent (9%), in number of shares or value, of the outstanding common stock (the "Ventas Common Stock"), par value $.25 per share, of Ventas, which has elected to be treated as a real estate investment trust (a "REIT') under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Tenet has the right, subject to certain limitations and conditions, under the Certificate of Incorporation, as amended, of Ventas (the "Ventas Charter") to exceed the beneficial ownership limitations set forth in the Ventas Charter without any action on the part of the board of directors of Ventas, and, as such, Tenet is an "Existing Holder" within the meaning of Article Tenth of the Vencor Amended and Restated Certificate of Incorporation (the "Vencor Charter");

           WHEREAS, under the Code, Ventas is deemed to be the beneficial owner of a portion of the outstanding shares of common stock, par value $ 01 per share, of Vencor (the "Vencor Common Stock");

           WHEREAS, Article Tenth of the Vencor Charter provides that upon any purported transfer or other event that under the Code would, if such transfer or event were effective, result in Tenet beneficially owning any shares of Vencor capital stock that would exceed certain limitations when combined with shares of Vencor capital stock beneficially owned by Ventas, the shares of Vencor capital stock beneficially owned by Tenet (the "Subject Shares") shall automatically be designated as Excess Stock and transferred to a trustee, as trustee for a trust, irrespective of any action or inaction by the board of directors of Vencor; and

           WHEREAS, Settlor wishes to engage the Trustee to act, and the Trustee is willing to act, as Trustee hereunder and, in that capacity, to hold, administer and distribute the shares deposited in trust hereunder in accordance with, and subject to, the terms of this Agreement;

           WHEREAS, this Trust is intended to constitute the trust provided for in Article Tenth of the Vencor charter.

           NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

           Section 1.1. Definitions. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms that are used but not defined herein should have the meaning assigned to such terms in the Vencor Charter as in effect on the date hereof, a copy of which is attached hereto as Exhibit A.

           "Act" means the act of a Beneficiary as described in Section 3.4(a).

           "Agreement" means this Excess Stock Trust Agreement, as amended in accordance with Article IX.

           "Beneficiary" means any Person or Persons that beneficially own an Interest in the Trust hereunder, as shown on the records of the Trustee, and that meet the criteria described in Sections 170(b)(1)(A) and 170(c) of the Code, as established by a written confirmation thereof provided to the Trustee by Settlor.

           "Business Day" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

           "Code" has the meaning set forth in the recitals of this Agreement.

           "Effective Date" means the effective date of the designation of shares of Vencor capital stock as shares of Excess Stock under Section A.(3) of Article Tenth of the Vencor Charter.

           "Indemnified Party" means the Trustee and any affiliate, director, officer employee, agent or advisor of the Trustee.

           "Interest" means an interest in the Trust Assets beneficially owned by the Beneficiary. An Interest entitles the Beneficiary to certain rights, including the right to: (i) receive distributions of income earned on the Trust Assets and to receive the principal of the Trust on termination thereof as provided in this Agreement; and (ii) instruct the Trustee to vote such Trust Assets on certain matters, each as further described in and limited by the terms of this Agreement.

           "Vencor" has the meaning set forth in the recitals of this Agreement.

           "Vencor Charter" has the meaning set forth in the recitals of this Agreement.

           "Vencor Common Stock" has the meaning set forth in the recitals of this Agreement.

           "Person" means an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government (including its departments or agencies).

           "REIT" has the meaning set forth in the recitals of this Agreement.

           "Settlor" has the meaning set forth in the first paragraph of this Agreement.

           "Subject Shares" has the meaning set forth in the recitals hereto.

           "Tenet" has the meaning set forth in the recitals of this Agreement.

           "Transfer" means a sale, assignment, contribution, distribution, encumbrance, pledge, hypothecation or other disposition.

           "Transfer Agent" means any party retained by Ventas or Vencor to monitor the outstanding shares of Vencor capital stock and any transfers thereof

           "Trust" means the trust established under this Agreement to hold the Trust Assets for the exclusive benefit of the Beneficiary.

           "Trust Assets" means the assets of the Trust, including, but not limited to, the Trust's interest in (a) the Subject Shares, (b) any property or other securities issued in exchange for or with respect to such Subject Shares and held in the Trust as contemplated in Article VI, (c) any other assets acquired by the Trust, and (d) any income or distributions earned on or with respect to property held by the Trust.

           "Trustee" means the trustee of the Trust designated by the board of directors of Vencor. The initial Trustee is State Street Bank and Trust Company, N.A.

           "Ventas" has the meaning set forth in the recitals of this Agreement.

           "Ventas Charter" has the meaning set forth in the recitals of this Agreement.

           "Ventas Common Stock" has the meaning set forth in the recitals of this Agreement.

                                   ARTICLE II
                             ESTABLISHMENT OF TRUST

           Section 2.1. Establishment of the Trust.

           (a) Settlor hereby irrevocably grants, conveys, deposits, transfers and assigns to the Trustee, in trust for the benefit of the Beneficiary the following:

                (i) effective as of the date hereof, cash in the amount of $4,010; and

                (ii)  effective as of the Effective Date, the Subject Shares.

           (b) The Trust created hereby is formed under the law of New York, and the Trustee shall make filings, if any, required by applicable law to continue the existence and validity of the Trust.

           Section 2.2. Trustee Powers and Distributions from the Trust.

           (a) The Trustee shall have no power to (i) Transfer the Subject Shares, (ii) vary the Trust Assets of the Trust in order to seek to take advantage of variations in the market, or (iii) engage in any other activity with respect to the Trust Assets expressly as provided in this Agreement, and except for (x) Transfers of the Subject Shares permitted by
      Section 4.2, (y) distributions of the Trust Assets permitted by Article VI, and (z) investment of cash in the Trustee's Janus Government Money Market Fund (#882), or in demand and time deposits in banks or savings institutions, short-term certificates of deposit or Treasury bills as the Trustee shall determine in its discretion ("Temporary Cash Investments"); provided that no investment shall be required if the cash balance of the Trust Assets is less than $100.

           (b) The Trustee shall distribute any dividends, distributions or other property received with respect to the Trust Assets to the Beneficiary and the Purported Record Transferee as provided in Article VI.

           (c) The Trustee shall have no liability for any investment losses suffered, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder. Any earnings received on any such investment shall be added to and shall become part of the Trust Assets.

           Section 2.3. Trustee Owner of Trust Assets. Except to the extent expressly provided in this Agreement, the Trustee on behalf of the Trust shall be considered the sole owner or holder of the Trust Assets for all purposes, including, but not limited to, the payment of dividends and other distributions with respect to the Trust Assets and the giving of any vote assent or consent as owner of the Trust Assets. The Beneficiary shall not have legal title part of the assets of the Trust. Legal title to the Trust Assets of the Trust and all other assets of the Trust shall be vested in the Trustee.

           Section 2.4. Costs and Expenses of the Trustee. The Trust shall pay or reimburse the Trustee directly for all costs and expenses relating to the Trust, including, but not limited to, the fees and expenses of the Trustee as provided in Article VII.

           Section 2.5. Filing of Agreements. The Trustee shall file copies of this Agreement with appropriate governmental entities to the extent required under applicable law, as specifically instructed by Settlor in writing.

           Section 2.6. Notification of Occurrence of Effective Date. (a) Vencor and the Transfer Agent shall notify the Trustee and Ventas, and (b) Ventas shall notify Vencor and the Trustee, of the occurrence of the Effective Date by telecopy in accordance with Section 11.3 in each case within one Business Day of such party becoming aware of such occurrence. Each such notice shall, to the extent known, specify the Effective Date and the number of shares of Vencor capital stock that have been designated as Excess Stock. The Trustee may conclusively rely on any such notification.

                                  ARTICLE III
                                   INTERESTS

           Section 3.1. Designation of Beneficiary. The board of directors of Vencor may name the Beneficiary or Beneficiaries of the Trust pursuant to the terms of the Vencor Charter. If a Beneficiary of the Trust has not been so named, and a designation of Vencor capital stock as Excess Stock under the Vencor Charter is subsequently discovered, the Beneficiary of the Trust shall automatically be the United States Treasury Department of the United States government, irrespective of any action or inaction on the part of the Trustee or the board of directors of Vencor; provided, however, that the absence of a Beneficiary shall not affect the designation of shares of Vencor capital stock as Excess Stock or Settlor's grant, conveyance, deposit, transfer and assignment of the Excess Stock to the Trustee hereunder.

           Section 3.2. Records Relating to Beneficiary and Interests. The Trustee shall keep correct books of account of all transactions of the Trust relating to the Interests, and to the extent the Trustee has received written notification of the same, including a record of the name and address of the Beneficiary and the Beneficiary's Interests. The Trustee shall promptly record all transactions relating to the Interests. Absent manifest error, ownership of the Beneficiary's Interests shall be as shown on, and the transfer of the ownership thereof will be effected only through, records maintained by the Trustee in accordance with this Agreement and the Trustee's customary practices.

           Section 3.3. Joint Beneficiaries. If multiple Persons constitute a single Beneficiary, payments made to such Beneficiary pursuant to this Agreement shall be distributed by the Trustee jointly to or on behalf of those Persons in accordance with the Trustee's customary practices.

           Section 3.4. Act of Beneficiary.

           (a) Any request, demand, authorization, direction, notice, consent, assent, waiver or other action provided by this Agreement to be given or taken by the Beneficiary may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Beneficiary in person or by an agent duly appointed in writing. Except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Beneficiary signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 3.4.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof or by other instruments or certificates utilized by the Trustee in its customary practices. Where such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership (or a Person having similar authority in any other entity), such certificate or affidavit shall also constitute sufficient proof of that Person's authority.

           (c) Notwithstanding the foregoing, the Trustee shall not be required to accept any request, demand, authorization, direction, notice, consent, assent, waiver or other action provided by this Agreement in any form other than as expressly provided in this Agreement; any such request, demand, authorization, direction, notice, consent, assent, waiver or other action shall become effective only upon acceptance.

                                   ARTICLE IV
                       VOTING AND TRANSFER OF TRUST ASSETS

           Section 4.1. Voting.

           (a) The Trustee shall have the exclusive and absolute right in respect of the Trust Assets to vote, assent or consent the Trust Assets on behalf of the Beneficiary at all times during the term of the Trust, including, but not limited to, the right to vote at any election of directors and in favor of or in opposition to any resolution for any dissolution, liquidation, merger or consolidation of Vencor, any sale of all or substantially all of Vencor's assets, any issuance or authorization of securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of Vencor. Subject to the Delaware General Corporation Law, any vote cast by a Purported Record Transferee with respect to the Trust Assets prior to the discovery by Vencor that the shares of Excess Stock were held in trust will be rescinded ab initio; provided, however, that if Vencor has already taken irreversible action with respect to the matter voted on or consented to by the Vencor stockholders, then the vote cast by the Purported Record Transferee shall not be rescinded. The Purported Record Transferee shall be deemed to have given an irrevocable proxy to the Trustee to vote the Trust Assets for the benefit of the Beneficiary. The Trustee's exercise of its right to vote, assent or consent the Trust Assets on behalf of the Beneficiary shall be governed by this Section 4.1.

           (b) On all matters the Trustee shall vote, assent or consent the Trust Assets in favor of or in opposition to such matter, or abstain from voting on such matter, in accordance with the instructions received from the Beneficiary providing direction to the Trustee or, if no such instructions are received from the Beneficiary at least three Business Days prior to the date of such vote, as determined by the Trustee in its sole discretion.

           (c) The Trustee shall mail all proxy and related materials received by the Trustee relating to a vote of the Trust Assets to the Beneficiary as of the record date for the vote to the address of the Beneficiary as it appears on the records of the Trustee, as soon as reasonably practicable after receiving such materials. The Trustee shall not be required to mail the materials until the Trustee has received sufficient quantities of the materials to be mailed to each Beneficiary (in the case of multiple Beneficiaries) and payment of all of its fees and expenses for the mailing from the Person that has requested such vote.

           (d) All materials sent to the Beneficiary pursuant to this Section direct the Beneficiary to return the voting instructions to the Trustee. If the Trustee shall have received more than one instruction from the Beneficiary, the last valid received shall control.

           (e) Beneficiary shall be entitled to direct the Trustee as provided in this Section 4.1 only if it is listed as such on the Trustee's records on the record date for a proposed stockholder vote. When interests are held jointly by several Beneficiaries, any one of them may direct the Trustee as provided in this Section 4.1, but if more than one of them shall do so, the last valid instruction received shall control.

           (f) The Trustee may vote, assent or consent with respect to all Trust Assets in person or by such person or persons as it may from time to time select as its proxy, provided that the Trustee shall vote at all times in conformity with the provisions of this Section 4.1.

           Section 4.2. Transfer of Trust Assets. The Trustee shall have no authority to Transfer the Trust Assets, except for:

           (a) Temporary Cash Investments permitted by Section 2.2;

           (b) Transfers of the Subject Shares, which the Trustee is hereby directed to use commercially reasonable efforts to effect within 45 days after the Trustee receives notice of the occurrence of the Effective Date pursuant to Section 2.6 hereof through the use of the Trustee's affiliated brokerage service or otherwise as the Trustee shall in its discretion determine, either (i) through the facilities of the New York Stock Exchange or other national securities exchange or (ii) in a private sale to a Person or Persons (in each case, as defined in the Vencor Charter) that provide a written certification to the Trustee that their Beneficial Ownership of such shares shall not cause Tenet to be treated as a Beneficial Owner of any of such shares. The Trustee shall have no obligation to obtain the highest possible price in connection with such a Transfer of Subject Shares; and

           (c) Transfers permitted by Article VI.

           Section 4.3. NYSE Transactions. Nothing in this Agreement shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or other national securities exchange. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Agreement and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Agreement.

           Section 4.4. Restricted Securities. Settlor and Ventas agree that they shall be solely responsible for providing, at the cost and expense of Settlor and Ventas (which costs and expenses shall be shared by Settlor and Ventas equally), any certification, opinion of counsel or other instrument or document necessary to comply with or satisfy any transfer restrictions to which the Trust Assets are subject, including without limitation any opinion of counsel required to be delivered pursuant to any restrictive legend appearing on any certificate evidencing the Trust Assets in connection with any distribution of Trust Assets to be made by the Trustee under or pursuant to this Agreement. Any such opinion of counsel shall include the Trustee as an addressee or shall expressly consent to the Trustee's reliance thereon.

           Section 4.5. Distribution of Shares. Any distribution of all or a portion of any stock held by the Trustee as Trust Assets to any one or more of the Beneficiaries or otherwise shall be made by delivery of the stock certificate held by the Trustee representing the Trust Assets to Vencor's transfer agent, endorsed for transfer, with instruction to Vencor's transfer agent to transfer and issue aggregate number of shares being distributed, allocated among the Trust Beneficiaries based upon his or her pro rata share of the Interests according to the percentages set forth on the records kept by the Trustee (as nearly as practicable), in each case by issuing to each such Beneficiary a stock certificate representing such allocated shares, registered in his or her name set forth on the records kept by the Trustee and mailed by first class mail to such Beneficiary's address set forth on the records kept by the Trustee (or such other address such as Beneficiary may have previously instructed the Trustee in writing); and, if less than all the then remaining shares are to be so distributed and transferred, the Trustee shall instruct Vencor's transfer agent to issue and return to the Trustee (or its nominee, if the Trustee shall so instruct) a stock certificate representing the remaining shares. The Trustee shall have no liability for the actions or omissions of, or any delay on the part of, Vencor's transfer agent in connection with the foregoing.

                                   ARTICLE V
                        POWERS AND DUTIES OF THE TRUSTEE

           Section 5.1. Limits on Trustee's Powers. The Trustee shall have only the powers set forth in this Agreement. It is expressly understood and agreed by the parties hereto that under no circumstances shall the Trustee be personally liable for the payment of any expenses of this Agreement except as set forth in
Section 7.10, or be liable for the breach or failure of any obligation undertaken by the Trustee under this Agreement, except as set forth in Section 7.10.

           Section 5.2. Execution by Trustee. All documents executed by the Trustee in its capacity as trustee shall be executed as follows:

                                  State Street Bank and Trust Company, N.A., not in its individual capacity, but solely as Trustee


                                  By:________________________________________


           Section 5.3. Tax Returns and Reports. The Trustee shall prepare and file or cause to be prepared and filed all United States federal, state and local tax returns required to be filed by or in respect of the Trust; the Trust shall reimburse the Trustee for the costs and expenses of preparing and filing such returns. In this regard, the Trustee shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form, if any, required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare, file and mail (or cause to be prepared, filed and mailed) all information reports required under United States federal, state and local tax law in respect of the Beneficiary. The Trustee shall comply with applicable United States federal, state and local withholding and backup withholding tax laws and information reporting requirements with respect to any payments to the Beneficiary under this Agreement (with any such withholding to be treated as a distribution to the Beneficiary). Settlor and the Beneficiary agree to cooperate with all reasonable requests for information made by the Trustee in connection with the performance of its duties relating to all such reporting requirements set forth herein.

           Section 5.4. Reporting and Other Informational Requirements; Tax Indemnification.

           (a) As soon as practicable after the end of each fiscal year of the Trust and after the termination of the Trust, the Trustee shall prepare and mail to the Beneficiaries a statement and all required tax information, reports and returns relating to the status of the Trust Assets of the Trust and any dividends, interest and gains or losses and distributions, it has received on or in respect of the Trust Assets of the Trust.

           (b) The Trustee's statement specified in paragraph (a) above shall be accompanied by instructions as to how the Beneficiary may notify the Trustee of any discrepancies or errors with respect to such statement. The Trustee shall use reasonable efforts to resolve any errors and discrepancies with the Beneficiary as soon as reasonably practicable after any such notice has been received. The information contained in such statement shall be binding with respect to the Beneficiary if the Beneficiary has not notified the Trustee of any errors or discrepancies within thirty days from the date of mailing of such statement pursuant to such instructions.

           (c) Settlor agrees to request each Beneficiary to provide the Trustee with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Trustee. In the event its tax identification number is not certified to the Trustee, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Trust Assets.

           (d) Settlor agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Trust Assets or performance of other activities under this Agreement, and (ii) to indemnify and hold the Trustee harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Trustee in connection with, on account of or relating to the Trust Assets, any payment or distribution of or from the Trust Assets pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties other than any such liability or obligation arising out of the gross negligence or willful misconduct of the Trustee. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS

           Section 6.1. Dividends and Distributions. The Trustee shall promptly distribute distributions, dividends, interest and sale proceeds received in respect of the Trust Assets to the Beneficiary and the Purported Record Transferee in accordance with this Article VI.

           Section 6.2. Dividends Other Than Liquidating Distributions. The Trustee shall promptly distribute to the Beneficiary any dividends (whether taxable as a dividend, a return of capital or otherwise) on the Subject Shares (other than liquidating distributions so identified to the Trustee simultaneously with its receipt thereof), after repaying in full the principal of and accrued and unpaid interest on any loan made by Ventas and Vencor to the Trust pursuant to Section 7.4.

           Section 6.3. Liquidating Distributions and Sale Proceeds. Upon a Transfer of Subject Shares pursuant to Section 4.2 or any voluntary or involuntary liquidation, dissolution or winding up of Vencor, the Trustee shall first repay in full the principal of and accrued and unpaid interest on any loan made by Ventas and Vencor to the Trust pursuant to Section 7.4 and then shall distribute to the Beneficiary and the Purported Record Transferee any net proceeds with respect to the Subject Shares as follows:

           (a) The Trustee shall promptly distribute to the Purported Record Transferee the lesser of: (A) the proceeds pro rated equally per Subject Share and (B) the price paid by the Purported Record Transferee as notified in writing to the Trustee by Vencor, which may rely on a certificate requested by Vencor from the Purported Record Transferee to establish such price for the Subject Shares or, if the Purported Record Transferee did not give value for the Subject Shares or fails to provide such certificate within 30 days of a request therefor by Vencor, the Market Price of the Subject Shares on the day of the event causing the Subject Shares to be held in trust. Any such dividend or distribution, or any such proceeds from any transfer of Subject Shares, paid to the Purported Record Transferee in excess of the amount provided for in the immediately preceding sentence prior to the receipt by the Trustee of written notification that the shares of capital stock with respect to which the dividend, distribution or proceeds were paid, had been designated as Excess Stock shall be repaid by the Purported Record Transferee upon demand to the Trust for the benefit of the Beneficiary.

           (b) The Trustee shall promptly distribute the balance to the Beneficiaries pro rata in accordance with their Interests.

                                   ARTICLE VII
                                   THE TRUSTEE

           Section 7.1. Qualifications of Trustee. There shall at all times be a Trustee hereunder with respect to the Trust. The Trustee shall be an institution duly authorized to act as such a trustee in the State of New York that has and maintains a combined capital and surplus of at least $2.5 million. The combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition published. The Trustee shall be a Person that is unaffiliated with Vencor, any Purported Beneficial Transferee and any Purported Record Transferee. If at any time the Trustee shall cease to be eligible in accordance with this Section 7.1, it shall resign immediately in the manner and with the effect specified in this Agreement.

           Section 7.2. Expenses. The Trust shall bear the out-of-pocket expenses Trustee incurred by the Trustee in the performance of its duties under this Agreement, including, but not limited to, taxes, fees, commissions and other expenses relating to (i) the issuance of the Trust Assets to the Trust,
(ii) the mailing of notices, forms of election and information to the Beneficiary and other Persons hereunder, (iii) the making of distribution payments to the Beneficiary, (iv) all filings of United States federal, state and local tax returns required to be filed by the Trust or the Trustee, and (v) all other expenses as the Trustee may deem reasonably necessary and proper for administering the Trust and this Agreement (including customary and reasonable fees of legal counsel).

           Section 7.3. Compensation. The Trustee shall be entitled to reasonable fees and expenses for its services as Trustee hereunder as provided in a separate fee agreement among proceeds Ventas, Vencor and the Trustee, which is subject to change by the Trustee on an annual basis upon thirty days' prior written notice.

           Section 7.4. Ventas and Vencor Loans to the Trust. To the extent that the cash available to the Trust is insufficient at any point in time for such Trust to pay its expenses and other obligations hereunder as they become due, Ventas and Vencor will make loans to the Trust in equal principal amounts, payable solely out of the Trust Assets, which loans shall bear interest at the applicable federal rate in effect on the date of each advance in respect of such advance and shall be repayable in full prior to any distributions being made to the Beneficiary of the Trust.

           Section 7.5. Resignation and Removal of Trustee; Appointment of Successor Trustee

           (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by a successor Trustee in accordance with the applicable requirements of Section 7.6

           (b) Subject to paragraph (a) above, the Trustee may resign at any time by giving thirty days' advance written to Vencor and Settlor. If the instrument of acceptance by the successor Trustee required by Section 7.6 shall not have been delivered to the

      Trustee within 30 days after the giving of such notice of resignation, the Trustee may petition, at the expense of the Trust, any court of competent jurisdiction of the State of New York for the appointment of a successor Trustee.

           (c) If the Trustee shall resign, the board of directors of Vencor shall promptly appoint a successor Trustee meeting the requirements of
      Section 7.1; provided, however, that no such Trustee may be related or subordinate to Settlor within the meaning of Section 672(c) of the Code or any successor provision thereto. The retiring Trustee shall comply with the applicable requirements of this Article VII.

           Section 7.6. Acceptance of Appointment by Successor.

           (a) In case of the appointment hereunder of a successor Trustee, the successor Trustee so appointed shall execute, acknowledge and deliver to each of the Trust, the retiring Trustee, Vencor, Ventas and the Beneficiary an instrument accepting such appointment and agreeing to serve as successor Trustee in accordance with the terms and conditions of this Agreement, arid thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of Vencor or the successor Trustee, the retiring Trustee shall, upon payment of all amounts owed it hereunder, execute and deliver any and all instruments transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and all property and money held by the retiring Trustee under this Agreement.

           (b) Upon request of any such successor Trustee, the retiring Trustee shall execute and deliver any and all instruments reasonably requested of it for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties under this Agreement.

           (c) No institution shall be appointed as successor Trustee unless at the time of its appointment such institution shall be qualified and eligible under Section 7.1 and this Section 7.6.

           (d) Notice of the successor Trustee's appointment pursuant to this
      Article VII shall be contained in the statement mailed to the Beneficiary pursuant to Section 5.4.

           Section 7.7. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated and any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under Sections 7.1 and 7.6, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

           Section 7.8. Collection of Claims by Trust.

           (a) In the event that the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, rehabilitation, arrangement, adjustment, composition or other similar judicial proceeding affects the Trust Assets, the Trustee shall be entitled and empowered (but not obligated), to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                (i) to file and prove a claim for the whole amount of any assets of the Trust, including, but not limited to, any income or distributions owing and unpaid in respect of the Trust Assets, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and of the Beneficiary, allowed in the judicial proceeding, and

                (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.3;

      and any custodian, receiver, assignee, trustee, liquidator, sequestrator, rehabilitator or other similar official in any such judicial proceeding is hereby authorized by the Beneficiary to make such payments to the Trustee and, in the event the Trustee shall consent to the making of such payments directly to the Beneficiary, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

           (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Beneficiary any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Trust Assets or the rights of the Beneficiary or to authorize the Trustee to vote in respect of the claim of the Beneficiary in any such proceeding.

           Section 7.9. No Liability of Beneficiary. The Beneficiary shall not be obligated or liable for any liability, cost or expense of the Trust or the Trustee, all of which liabilities, costs or expenses shall be paid solely out of the Trust Assets, including without limitation loans made to the Trust by Ventas and Vencor pursuant to Section 7.4.

           Section 7.10. Liability of the Trustee.

           (a) The Trustee shall not be liable for any act or omission undertaken in connection with its powers and duties under this Agreement, except for any willful misconduct or gross negligence by the Trustee. No Trustee shall be liable for actions or omissions of its predecessor Trustee, any successor Trustee or any custodian appointed by the Trustee under this Agreement. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction or other paper or document or signature reasonably believed to be genuine and to have been signed by the proper party. The

      Trustee may consult with legal counsel, chosen with reasonable care, and any act or omission undertaken in good faith in accordance with the opinion of such legal counsel shall not result in any liability of the Trustee.

           (b) The Trust will indemnify and hold harmless each Indemnified Party, without duplication, from and against any and all claims, damages, losses, liability, obligations, actions, suits, costs, disbursements and expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by any Indemnified Party, in any way relating to or arising out of or in connection with or by reason of any investigation, litigation or proceeding arising out of this Agreement, the Trust Assets, the administration of this Agreement or the action or omission of the Trustee hereunder, except to the extent such claim, damage, loss, liability, obligation, action, suit, cost, disbursement or expense results from such Indemnified Party's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

           Section 7.11. Responsibilities of Trustee.

           (a) Settlor and each Beneficiary acknowledges and agrees that the Trustee (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Trustee, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

           (b) The Trustee shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Trustee's gross negligence or willful misconduct. In no event shall the Trustee be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Trustee has been informed of the likelihood of such loss or damage and regardless of the form of action.

           (c) The Trustee shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Trustee than any such book-entry depository, securities intermediary or other subescrow agent has to the Trustee, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Trustee's own gross negligence or willful misconduct.

           (d) The Trustee is hereby authorized, in making or disposing of any investment permitted by this Agreement, or in carrying out any sale of the Trust Assets permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.

           (e) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Trustee be required or obligated to distribute any Trust Assets (or take other action that may be called for hereunder to be taken by the Trustee) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

           (f) All payments to the Trustee hereunder shall be in U.S. dollars.

                                  ARTICLE VIII
                                   TERMINATION

           Section 8.1. Termination of the Trust. The Trust shall be terminated on the date that Vencor certifies to the Trustee, in writing, that Article Tenth of the Vencor Charter has terminated according to its terms.

           Section 8.2. Actions of Trustee upon Termination. Upon termination of the Trust, the Trustee shall take such actions as may be necessary to wind up the Trust and distribute the Trust Assets to the Beneficiary and the Purported Record Transferee in accordance with Section 6.3.

           Section 8.3. Termination of Obligations of the Trustee. The obligations and responsibilities of the Trustee shall terminate upon the last to occur of the following: (a) the distribution by the Trustee to the Beneficiary and the Purported Record Transferee, of all amounts and other properties required to be distributed upon termination; (b) the payment of all expenses of the Trust and the repayment of all loans made by Ventas and Vencor to the Trust, including accrued and unpaid interest thereon; (c) the discharge of all administrative duties of the Trustee, including the performance of any tax reporting obligations with respect to the Trust and the Beneficiary; and (d) the completion of the final accounting of the Trust pursuant to Section 10.1.

                                   ARTICLE IX
                                    AMENDMENT

           Section 9.1. Amendments. This Agreement may be amended from time to time by the Trustee, without the consent of the Beneficiary, (a) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the other provisions of this Agreement, provided, however, that such action shall not adversely affect the interests of the Beneficiary; and (b) to add a "Transfer Agent" as a party to this agreement; (c) at such times as there are no Subject Shares, with the consent of Vencor and Ventas; provided, however, that the Trustee shall not amend (i) any provision to which, by the explicit terms thereof, a third party beneficiary specifically identified in such provision or in Section 11.1(b) is a party without such third party beneficiary's prior written consent or (ii) any provision to designate a Beneficiary that does not meet the criteria described in Sections 170(b)(l)(A) and 170(c) of the Code. In making determinations as the to the effect on or qualifications of any Beneficiary hereunder of any proposed amendment of or designation under this Agreement, the Trustee shall be entitled to conclusively rely on an opinion of counsel to the effect that such action shall not adversely affect the interests of the Beneficiary or that the proposed Beneficiary meets the foregoing criteria.

           Section 9.2. Trustee Not Required to Enter into Any Amendments. The Trustee shall not be required to enter into any amendment of this Agreement that adversely affects its rights, duties or immunities under this Agreement. The Trustee shall be entitled to receive and rely conclusively upon an opinion of nationally recognized counsel, which may be counsel to Settlor or the Trustee, and a certificate of an officer of Settlor stating that the execution of any amendment of this Agreement pursuant to this Article IX is authorized and permitted by this Agreement.

                                   ARTICLE X
                                   ACCOUNTING

           Section 10.1. Accounting.

           (a) In connection with the termination of the Trust pursuant to
      Article VIII, the Trustee shall perform an accounting for the Trust, whereby, under applicable law, the Trustee shall produce a full account of the receipts and disbursements incurred during the entire term of the Trust and provide appropriate notice to Settlor, the Beneficiary, the Purported Record Transferee and Ventas. If said accounting is a non-judicial accounting unless the Beneficiary, or its legal representatives, shall deliver written objections to the Trustee within 30 days after receipt of the accounting, the accounting shall be final and conclusive with respect to transactions disclosed in the accounting as to the Beneficiary and the Purported Record Transferee. After settlement of all objections set forth in a written objection, or after expiration of the 30 day period without written objection, the Trustee shall no longer be liable to the Purported Record Transferee or the Beneficiary with respect to transactions disclosed in the accounting. The Trustee shall also provide to Ventas such information relating to the Trust, the Beneficiary and the Purported Record

      Transferee and the parties' compliance with the terms of this Agreement as may be in the possession of the Trustee and which Ventas informs the Trustee in writing is reasonably relevant to Ventas's qualification as a REIT under the Code.

           (b) Except as provided in this Section 10 1, the Trustee shall not have any duty to account for the Trust judicially, contractually or otherwise, and neither the Beneficiary nor the Purported Record Transferee shall have any right to compel the Trustee to account for the Trust.

           Section 10.2. Lost Beneficiary. The Trustee shall not have any duty to determine the proper address of the Beneficiary if its address is unavailable, its address, as shown on the records of the Trustee, is an address at which mail to the Beneficiary is undeliverable, or it has, for any other reason, failed to exercise dominion or control over or assert a right of ownership with respect to its Interests or any dividends, distributions or interest payable with respect to those Interests. The Trustee shall use its reasonable efforts to determine the proper address of the Beneficiary, which, in the reasonable judgment of the Trustee, are consistent with industry standards. Any Trust Assets that the Trustee is unable to distribute to the Beneficiary shall be paid to the United States Treasury Department of the United States government.

                                   ARTICLE XI
                                  MISCELLANEOUS

           Section 11.1. Successors and Assigns; Third Party Beneficiaries; Limitation on Liability.

           (a) This Agreement shall bind and inure to the benefit of each of the parties hereto and each and all of their respective successors and assigns.

           (b) The Purported Record Transferee is an intended third party beneficiary of, and may enforce (subject to Sections 11.1(c) and 11.2 hereof), the provisions of Sections 6.3, 10.1 and 11.3. Except as provided in the immediately preceding sentence, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

           (c) Notwithstanding the foregoing, neither Vencor (including its affiliates, subsidiaries, estates in bankruptcy, and all successors in interest thereof), nor any present or former director, officer, shareholder, employee, agent or representative thereof, shall have any liability whatsoever to any Person for monetary damages (in law or equity, and including but not limited to directly or indirectly, derivatively, jointly or severally, by action for indemnity or contribution, or in any other way) to Ventas or any director, officer, shareholder, employee, agent, representative or creditor thereof) for any acts or omissions, with respect to the terms of this Agreement, which acts (or omissions) are taken in good faith in accordance with the provisions of this Agreement and Article Tenth of the Vencor Charter

           Section 11.2. Payment of Costs for Frivolous Claims. If any claim, counterclaim or cross-claim brought by the Trustee, Vencor, Ventas, the Purported Record Transferee, the Transfer Agent or the Beneficiary in any legal proceeding related to this Agreement shall be found by the tribunal or court to be frivolous, such party shall pay the costs, including reasonable attorneys' fees and disbursements, of defending such frivolous claim, counterclaim or cross-claim. No party to this Agreement shall have any liability for either (a) any punitive, exemplary, consequential or similar damages or (b) any action taken in good faith in accordance with the provisions of this Agreement.

           Section 11.3. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including telecopy, telex or similar writing) and shall be deemed to have been duly given or made (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.3 (receipt electronically confirmed by the sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, or (ii) if given by any other means, as of the date delivered if delivered personally or by overnight courier or two (2) business days after being mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties or the Beneficiary at the following addresses (or at such other address for a party as shall be specified by written notice to the other parties which shall be effective upon receipt):

           (a) If to the Beneficiary, to the addresses of such Beneficiary as shown on the records of the Trustee,

           (b) If to the Trustee:

               .    by first class mail, to:

                    State Street Bank and Trust Company, N.A.
                    Corporate Trust, 6th Floor
                    2 Avenue de Lafayette
                    Boston, Massachusetts 02111-1724
                    Attention:  Vencor Trust

               .    if by fax, addressed
                    as above and sent to
                    the following telecopy number:
                    Fax:  617-662-1466

                .   if by hand, certified or
                    registered mail or overnight courier
                    or delivery, to:

                    State Street Bank and Trust Company, N.A.
                    Global Investors Services Group
                    Corporate Trust,
                    P.O. Box 778
                    Boston, Massachusetts 02102-0778
                    Attention:  Vencor Trust

           (c) If to Vencor:

                    Vencor, Inc.
                    One Vencor Place
                    680 South Fourth Street
                    Louisville, Kentucky 40202-2412
                    Attention:  Edward L. Kuntz
                    Telephone:  502-596-4141
                    Telecopy:  502-596-7340

           (d)      If to Ventas:

                    Ventas, Inc.
                    4360 Brownsboro Road, Suite 115
                    Louisville, Kentucky 40207-1642
                    Attention:  T. Richard Riney
                    Telephone:  502-357-9000
                    Telecopy:  502-357-9001

           Section 11.4. Mailing to Beneficiary. Notices and other communications to be mailed to the Beneficiary under this Agreement may be sent by telecopy, telex or similar writing, first class mail, Federal Express, UPS or other nationally recognized courier service or, if the Beneficiary has consented to distribution through electronic media, by e-mail or other electronic means. Any materials required or permitted to be mailed to the Beneficiary under this Agreement may be mailed together with any other materials, notices or other communications to be sent to the Beneficiary hereunder.

           Section 11.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

           Section 11.6. Waivers. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

           Section 11.7. Reproduction of Documents. This Agreement and all documents thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter maybe reproduced by any photographic, photostatic, microfilm, optical disk, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           Section 11.8. Dispute Resolution. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Trust Assets, or should any claim be made upon the Trustee or the Trust Assets by a third party, the Trustee upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Trust Assets until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Trustee may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Trust Assets.

           Section 11.9. Consent to Jurisdiction and Service.

           (a) In connection with any action or proceeding to which the Trustee is a party (other than an action or proceeding in the nature of an interpleader action in which the Trustee is acting solely as a stakeholder), each of the parties hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts located in the Commonwealth of Massachusetts, and of any Federal court located in said Commonwealth in connection with any actions or proceedings arising out of or relating to this Agreement.

           (b) In connection with any action or proceeding other than those described in paragraph (a), each of the parties hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts located in the State of New York, and of any Federal court located in said State in connection with any actions or proceedings arising out of or relating to this Agreement.

           (c) In such action or proceeding, the parties hereto each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue specified in this Section, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be at their respective addresses set forth in Section 11.3, or in the case of the Beneficiary in accordance with the records maintained by the Trustee.

           Section 11.10. Waiver of Jury Trial. THE TRUSTEE AND SETTLOR AND EACH BENEFICIARY HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES

ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

           Section 11.11. Force Majeure. The Trustee shall not be responsible for delays or failures in performance beyond its control. Such acts shall include but not be limited to acts resulting from acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

           Section 11.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           Section 11.13. Entire Agreement. This Agreement contains the entire agreement among the parties hereto regarding the subject matter of this Agreement. This Agreement supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter, all of which are specifically integrated into this Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth herein; and the parties hereto further acknowledge and agree that in entering into this Agreement they have not in any way relied and will not rely in any way on any of the foregoing not specifically set forth herein.

           Section 11.14. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           Section 11.15. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreements to be executed as of the date first written above.

                    VENCOR, INC.


                    By:  /s/ Richard A. Schweinhart
                         --------------------------------------------------
                         Name: Richard A. Schweinhart
                         Title: Senior Vice President & Chief Financial Officer


                    VENTAS, INC.


                    By:   /s/ T. Richard Riney
                          -------------------------------------------------
                          Name: T. Richard Riney
                          Title: Executive Vice President and General Counsel


                    STATE STREET BANK AND TRUST
                    COMPANY, N.A., not in its individual capacity but solely as Trustee

                    By:    /s/ Arthur J. MacDonald
                           --------------------------------------------------
                           Name: Arthur J. MacDonald
                           Title: Vice President

COMMONWEALTH OF KENTUCKY   )

                  :ss.:

COUNTY OF          Jefferson),

           On the 20/th/ day of April , 2001, before me personally appeared
                  ------        -----
Richard A. Schweinhart , personally own to me or proved to me on the basis of
----------------------
satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Louisville, Commonwealth of Kentucky.

                                             /s/ Peggy Black
                                             ----------------------------------
                                             Notary Public
                                             My Commission expires 8/22/2003

COMMONWEALTH OF KENTUCKY   )

                  :ss.:

COUNTY OF        Jefferson),

           On the 20/th/ day of April , 2001, before me personally appeared T.
                  ------        -----                                       --
Richard Kiney , personally own to me or proved to me on the basis of
-------------
satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Louisville, Commonwealth of Kentucky.

                                         /s/ Kimberly Toben
                                         ----------------------------------
                                         Notary Public
                                         Notary Public, State at Large, KY
                                         My Commission expires June 2, 2001

COMMONWEALTH OF KENTUCKY   )

                  :ss.:

COUNTY OF        SUFFOLK          ),

           On the 20/th/ day of April , 2001, before me personally appeared
                  ------        -----
Arthur J. MacDonald , personally own to me or proved to me on the basis of
-------------------
satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Louisville, Commonwealth of Kentucky.

                                          /s/ Andrea Muller
                                          -------------------------------------
                                          Notary Public
                                          My Commission Expires April 12, 2002